NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Torvec, Inc.
11 Pond View Drive
Pittsford, New York 14534

          NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Torvec, Inc. will be held at The Del Monte Lodge, 41 North Main Street, Pittsford, New York 14534, on Thursday, July 27, 2000, at 7:00 P.M. E.D.T. for the following purposes:

          1.     To elect directors to serve until the next annual meeting of Shareholders and until their successors are duly elected and qualified;

          2.     To ratify the appointment by The Board of Directors of Richard A. Eisner & Company, LLP as independent auditors of the Company for its fiscal year ending December 31, 2000;

          3.     To approve an amendment to the Company's Certificate of Incorporation to create a new class of stock, consisting of 100,000,000 authorized shares of preferred stock to be issued by the Company's Board of Directors from time to time in series.

          4.     To transact any other business properly brought before the meeting or any adjournments.

          Accompanying this Notice is a Proxy and Proxy Statement. If you are unable to be present in person, please sign and date the enclosed form of Proxy and return it in the enclosed envelope which requires no postage. Only Shareholders of record at the close of business on June 9, 2000 will be entitled to vote at the Annual Meeting and any adjournments thereof. The prompt return of your Proxy will save the expense of further communications.

                                                                        By Order of the Board of Directors

DATED:  June 19, 2000                                    /S/MORTON A. POLSTER________________
                                                                         MORTON A. POLSTER, Secretary

Torvec, Inc.
11 Pond View Drive
Pittsford, New York 14534

PROXY STATEMENT

Date of Proxy Statement: June 9, 2000
Date of Mailing: June 19, 2000

Annual Meeting of Shareholders: July 27, 2000

          The enclosed Proxy is solicited by The Board of Directors of Torvec, Inc. (hereinafter the "Company"). Any Proxy given pursuant to such solicitation may be revoked by the Shareholder at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to the Secretary, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself revoke a Proxy. All written notices of revocation and other communications with respect to revocation of Proxies should be addressed as follows: Morton A. Polster, Esq., Secretary, Torvec, Inc., 56 Windsor Street, Rochester, New York 14605. Shares of common stock represented by properly executed Proxies received at or prior to the Annual Meeting and which have not been revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a properly executed Proxy, such Proxies will be voted FOR each of the proposals set forth in this Proxy Statement. The directors know of no matters to come before the meeting other than those set forth in the Proxy, but in the event any other matter may properly be brought before the meeting, the Proxy holders will vote the Proxies in their discretion on such matters.

          All of the expenses involved in preparing and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses reasonably incurred by them in sending proxy material to beneficial owners of stock.

          Holders of 33 1/3% of the issued and outstanding common stock of the Company must be present in person or by Proxy in order to establish a quorum for the conduct of business at the Annual Meeting. Only record holders of the common stock at the close of business on June 9, 2000 are entitled to vote at the Annual Meeting. On that day 21,184,680 shares of common stock $.01 par value per share, were issued and outstanding. Each such share is entitled to one vote at the Annual Meeting.

          Accompanying this Proxy Statement is a copy of the Annual Report (Form 10-KSB) for the fiscal year of the Company ending December 31, 1999, as filed with the Securities and Exchange Commission.

Shareholder Proposals for Next Annual Meeting

Shareholders may present matters for consideration at the next Annual Meeting either by having the matter included in the Company's own Proxy Statement and listed on its Proxy Card or by conducting his or her own Proxy solicitation. If the first alternative is elected, the Shareholder must be a qualified Shareholder and must submit the proposal to the Company before February 10, 2001.

To be a qualified Shareholder, a Shareholder must have owned at least $2,000 in market value of the Company's securities for at least one year before the date of submission of the proposal to the Company. If the second alternative is selected, management will retain discretionary authority to vote properly executed Proxy Cards it receives on such matter unless the Company has written notice of the intent of the Shareholder to present the matter at the Annual Meeting and such notice is received by the Company before May 6, 2001.

PROPOSAL 1

ELECTION OF DIRECTORS

          Under the By-laws of the Company, its Board of Directors is elected annually to serve until the next annual meeting of Shareholders and until the directors ' successors are duly elected and shall qualify. Unless authority to vote for the election of directors is withheld or the Proxy is marked to the contrary therein, the enclosed Proxy will be voted for the election of the five nominees named below. Messrs. Herbert H. Dobbs, Keith E. Gleasman, Lee E. Sawyer, Morton A. Polster and James A. Gleasman are currently directors of the Company. While management has no reason to believe that any nominee will not be available as a candidate, should such a situation arise, the Proxy may be voted for the election of other persons as directors. Each nominee must receive at least a plurality of the shares of stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

          Management recommends that the nominees listed in the following table be elected as directors of the Company, to serve until the next annual meeting of Shareholders and until their successors are duly elected and shall qualify. The table sets forth certain information with respect to each nominee.

Nominee	Position	Age	Served As Director Since
Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, MI 48309	Chairman of the Board of Directors	68	02/20/98
Keith E. Gleasman 11 Pond View Drive Pittsford, NY 14534	Director; President and Consultant to Torvec, Inc.	52	09/26/96
Lee E. Sawyer 16 Williamsburg Lane Rolling Hills, CA 90274	Director	58	09/27/96
Morton A. Polster c/o Eugene Stephens & Associates 56 Windsor Street Rochester, NY 14605	Director; Secretary of Torvec, Inc.	72	09/27/96
James A. Gleasman 11 Pond View Drive Pittsford, NY 14534	Director; Consultant to Torvec, Inc.	59	02/20/98

Dr. Herbert H. Dobbs - Chairman of the Board of Directors

          Dr. Dobbs has worked at every engineering level from design engineer to technical director of an Army Major Commodity Command at the two-star level. He has worked as a hands-on engineer and scientist in industry and government, commanded field units, managed Army R & D programs and laboratories and currently has his own practice as a consultant engineer. Dr. Dobbs holds a Ph.D. in Mechanical Engineering from the University of Michigan and is a registered professional engineer in Michigan. He holds several patents of his own and, among many affiliations, is a member of SAE, ASME, NSPE, AAAS, Sigma XI, AUSA, ADPA and the U.S. Army Science Board. The last named organization is a small group of senior technical and managerial people chosen from industry and academia to provide direct advice to the Secretary of the Army, the Chief of Staff, and the Department of the Army concerning issues of policy, budgets, doctrine, organization, training and technology. The Company's Annual Report contains further information concerning Dr. Dobbs' background.

Keith E. Gleasman - Director; President and Consultant to Torvec, Inc.

          Co-Inventor with Vernon E. Gleasman on all Torvec patents, Mr. Gleasman's strengths include his extensive marketing and sales executive experience, in addition to his design and development knowledge. His particular expertise has been in the area of defining and demonstrating the Company's products to persons within all levels of the automotive industry, to educators and to students. Mr. Gleasman has extensive technical and practical experience, covering all aspect of the Company' s products such as promotion, engineering and manufacturing. The Company's Annual Report contains further information concerning Mr. Gleasman's background.

Morton A. Polster - Director; Secretary of Torvec, Inc.

          Partner in the intellectual property law firm of Eugene Stephens & Associates. Formerly, General Patent Counsel and, thereafter, Secretary and Corporate Counsel for Gleason Corporation (1969 - 1989) and prior to that, Patent Counsel for Eastman Kodak Corporation (1960 -1969). While with Gleason Corporation, Mr. Polster represented Gleason when the latter purchased the Gleasman's Triple D, Inc., and exclusive rights to the Gleasman patents relating to the design and manufacture of the Torsen differential. He was part of the management team overseeing the operation of the Gleason Power Systems Division, which was created to manufacture and sell the Torsen differential. Also, he represented Gleason when the latter sold its Power Systems Division and its rights to the Torsen differential to Diesel Kiki, Ltd. of Japan (now Zexel Corporation). While in private practice, since 1989, Mr. Polster represented Zexel Torsen, Inc., (subsidiary of Zexel Corp.), which was created to manage the manufacture and sale of Torsen Differentials. Mr. Polster has been patent counsel to the Gleasmans since 1989 and has been in charge of the preparation and execution of their, and now, the Company's, U.S. and international patent protection. The Company's Annual Report contains further information concerning Mr. Polster's background.

Lee E. Sawyer - Director

          During a 30 - year career in the wholesale side of the automotive industry, Mr. Sawyer has worked for Ford in the technical training field and for Toyota in sales, marketing, motorsports and service. During the last ten years, he was part of the start-up teams that successfully launched Hyundai and Kia Motors America focusing on parts, service, quality assurance, fleet sales, public relations and consumer affairs policy, procedures and systems. Mr. Sawyer is a start-up specialist with operations, management, communications and problem solving skills. He holds a B.A. in Industrial Technology and attended USC School of Business-International Relations, Ford Marketing Institute, Toyota Management Training, American Management Association Training and U.S. Coast Guard Leadership and Diesel Engine schools. The Company's Annual Report contains further information concerning Mr. Sawyer's background.

James A. Gleasman - Director; Consultant to Torvec, Inc.

          Mr. Gleasman is a life-long entrepreneur who is co-inventor of the Gleasman GSD-10 steer drive. He was a joint-venture partner with Clayton Brokerage Co. of St. Louis, MO, and established manufacturing of the Torsen(R) Differential in Argentina, Brazil, and other countries. The Company's Annual Report contains further information concerning Mr. Gleasman.

Security Ownership of Certain Beneficial Owners and Management

     As of June 9, 2000, the following persons are known to the Company to be the beneficial owners of more than five percent of the Company's issued and outstanding common stock, $.01 par value, the only class of its voting securities:

Name and Address Amount and Nature Percent of Beneficial Owner of Beneficial Ownership (1) Class
Keith E. Gleasman 11 Pond View Drive Pittsford, New York 14534	5,456,442 shares - outright ownership (2)	25.74%
James A. Gleasman 11 Pond View Drive Pittsford, New York 14534	5,446,642 shares - outright ownership(3)	25.69%
Vernon E. Gleasman 11 Pond View Drive	3,759,067 shares - outright ownership(4) 1,744,066 shares - attributable to ownership by spouse	25.96%

(1)	Number of shares includes shares of the Company's common stock subject to options but only those shares which may be purchased within sixty (60) days of June 9, 2000.
(2)

Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 300,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a ten year option term. In late winter, 1997, Mr. Gleasman entered i

(3)

Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 364,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a 10 year option term. In late winter, 1997, Mr. Gleasman entered into a

(4)

Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 2,000,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a 10 year option term. In late winter, 1997, Mr. Gleasman entered into sell 33,333 shares of the Company's Common Stock at $1.50 a share.

Directors and Executive Officers

          As of June 9, 2000, the Company's directors, executive officers and consultants (listed individually below) and all its directors, officers and consultants (listed as a group below) beneficially owned shares of the Company's common stock, $.01 par value, the only class of its voting securities, as follows:

Name and Address and Title	Number of Shares Owned(1)	Percent of Shares Owned
Herbert H. Dobbs 448 West Maryknoll Road Rochester Hills, Michigan 48309 Chairman of Board of Directors	440,000(2)	2.07%
Keith E. Gleasman 11 Pond View Drive Pittsford, New York 14534 Director and President	5,456,442(3)	25.74%
Lee E. Sawyer 16 Williamsburg Lane Rolling Hills, California 90274 Director	393,000(4)	1.82%

Name and Address and Title	Number of Shares Owned(1)	Percent of Shares Owned
Morton A. Polster c/o Eugene Stephens & Associates 56 Windsor Street Rochester, New York 14605 Director and Secretary	318,767(5)	1.48%
James A. Gleasman 11 Pond View Drive Pittsford, NY 14534 Director and Consultant	5,446,642(6)	25.69%
Vernon E. Gleasman 11 Pond View Drive Pittsford, NY 14534 Consultant	5,503,133(7)	25.96%
Samuel M. Bronsky 6653 Main Street Williamsville, NY 14221 Chief Financial Officer	1,000	Less Than 1%
All Executive Officers and Directors as a Group (7 persons)	17,558,984(8)	81.83%
(1)	Number of shares includes shares of the Company's common stock subject to options but only those shares which may be purchased within sixty (60) days of June 9, 2000.
(2)

Includes 60,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share. In May, 1998, Mr. Dobbs entered into option agreements pursuant to which related parties have the right to purchase 360,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a ten year option term.

(3)

Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 300,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a ten year option term. In late winter, 1997, Mr. Gleasman entered i

(4)	Includes 108,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share.
(5)	Includes 60,000 shares which may be purchased through the exercise of an option granted in connection with his employment agreement, exercisable at $5.00 per share.

(6)

Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 364,000 shares of the Company's Common Stock from him at an exercise price of $5.00 per share at any time during a 10 year option term. In late winter, 1997, Mr. Gleasman entered into a

(7)

Includes 1,744,066 shares attributable to ownership by Margaret Gleasman. Includes 15,000 shares which may be purchased through the exercise of an option granted in connection with his consulting agreement, exercisable at $5.00 per share. In December, 1997, Mr. Gleasman entered into option agreements pursuant to which related parties have the right to purchase 2,000,000 shares of the Company's Cce of $5.00 per share at any time duri

(8)	Includes an aggregate 273,000 shares which may be purchased through the exercise of options granted in connection with employment and consulting agreements, exercisable at $5.00 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon its review of copies of Forms 3 and 4 and 5 received by it, the Company believes that, to the extent such Forms were required to be filed, such Forms were filed pursuant to Section 16 of the Securities Exchange Act of 1934, and that no director, officer and/or 10% Shareholder required to file such Forms failed to file them.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

          The Board of Directors of the Company met five (5) times during the fiscal year ended December 31, 1999. For the 1999 fiscal year, each incumbent director attended, either in person or by telephonic conference as permitted by the Company's By-laws, 100% of the total number of meetings held during the period for which he was a director and 100% of the total number of meetings of the committees of The Board on which he served during the period for which he was a member of such committee(s).

          For the 1999 fiscal year, there was no standing Audit Committee of the Board of Directors, the Board, acting as a committee of the whole, serving as the Audit Committee. For the 2000 fiscal year, the Board has appointed Messrs. Herbert H. Dobbs, Lee E. Sawyer and Morton A. Polster as members of the Audit Committee. In creating the Audit Committee, the Board instructed the Committee to develop a written charter to set forth its role, primary responsibilities, membership criteria, operating principles, meeting frequency, the Committee's relationship to the Company's internal and external auditors and its reporting obligations to shareholders.

          There is no standing Compensation or Nominating Committee of The Board of Directors, the Board, acting as a committee of the whole, serving as the Nominating Committee and the Compensation Committee. There are no agreements or arrangements for the nomination or appointment of any person to The Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table sets forth the aggregate compensation paid or accrued to the Company's Named Executive Officers and Consultants by the Company for services rendered during the fiscal year ending December 31, 1999:

		Long Term Compensation Awards
Name and Position	Annual Compensation Salary Consultants Fee	Options Granted	Stock Awards
Keith E. Gleasman President and Consultant	$0 $66,000(1)(4)	0	0
James A. Gleasman Consultant	$0 $35,000(2)(4)	0	0
Vernon E. Gleasman Consultant	$0 $60,000(3)(4)	0	0
Morton A. Polster Consultant	$0 $0(5)	0	6,231(6)

(1)     On December 1, 1997, the Company entered into a 3 year consulting agreement with Keith E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity of Consultant to the Company. Under such agreement, Mr. Keith E. Gleasman shall receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The Company accrued $84,000 in 1999 under this Agreement.

(2)     On December 1, 1997, the Company entered into a 3 year consulting agreement with James A. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity of Consultant to the Company. Under such agreement, Mr. James A. Gleasman shall receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The Company accrued $115,000 in 1999 under this Agreement.

(3)     On December 1, 1997, the Company entered into a 3 year consulting agreement with Vernon E. Gleasman, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity of Consultant to the Company. Under such agreement, Mr. Vernon Gleasman shall receive an annual consulting fee of $150,000 and was granted an option to purchase 25,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The Company accrued $90,000 in 1999 under this Agreement.

(4)     Each of the consulting agreements contain customary covenants prohibiting the consultant from disclosure of confidential information regarding the Company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the consultant and relating to the business of the Company constitutes the sole property of the Company. Each of the consulting agreements contains covenants restricting the consultant from engaging in any activities competitive with the business of the Company during the terms of such agreements and for a period of two years after termination. Each of the consulting agreements also contain a provision that the benefits provided thereunder continue even if the consultant were to become unable to perform services for the Company during its term.

(5)     On February 6, 1998, the Company entered into a 3 year employment agreement with Morton A. Polster, commencing on the first day of the month in which the Company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity as Secretary and Legal and Patent Counsel of the Company. Under such agreement, Mr. Polster is entitled to receive a salary of $150,000 during the first year of the agreement, $150,000 during the second year and $150,000 during the last year. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 100,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the Company upon payment of a severance of 12 months base pay, except if the termination is for cause. Since the Company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

(6)     During fiscal year 1999, Mr. Polster was paid 6,231 shares of the Company's common stock as remuneration for legal services rendered to the Company in connection with its patents.

          Herbert H. Dobbs is Chairman of the Company's Board of Directors. Lee E. Sawyer is a Director of the Company. Durings its fiscal year ending December 31, 1999, the Company did not renumerate either of them in such capacities.

          On February 6, 1998, the Company entered into a 3 year employment agreement with Herbert H. Dobbs, commencing on the first day of the month in which the Company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity as Chairman and Chief Executive Officer of the Company. Under such agreement, Herbert H. Dobbs is entitled to receive a salary of $150,000 during the first year of the agreement, $150,000 during the second year and $150,000 during the last year. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 100,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the Company upon payment of a severance of 12 months base pay, except if the termination is for cause. Since the Company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

           On February 6, 1998, the Company entered into a 3 year employment agreement with Lee E. Sawyer, commencing on the first day of the month in which the Company receives the proceeds from the completion of an initial public offering of its securities, under which he is obligated to devote substantially all of his business and professional time to the Company and its Plan of Operation in the capacity as President and Chief Operating Officer of the Company. Under such agreement, Mr. Sawyer is entitled to receive a salary of $240,000 during the first year of the agreement, $252,000 during the second year and $264,000 during the last year and a minimum bonus of $15,000 per quarter during the agreement's term, with bonus increases determined by the Board of Directors depending upon such factors as performance, profitability and the financial condition of the Company. He is also entitled to certain employee benefits normally associated with employment such as vacation, health and disability insurance and was granted an option to purchase 180,000 shares of the Company's Common Stock pursuant to the Company's 1998 Stock Option Plan. The agreement is automatically renewable for an additional 3 years and may be terminated earlier by the employee upon 12 months notice or by the Company upon payment of a severance of 12 months base pay and minimum bonus, except if the termination is for cause. Since the Company has not initiated an initial public offering, the employment agreement, by its terms, has not become effective.

          Each of the employment agreements contain customary covenants prohibiting the employee from disclosure of confidential information regarding the Company, its inventions and its products, and provisions confirming that all inventions conceived, made or developed by the employee and relating to the business of the Company constitutes the sole property of the Company. Each of the employment agreements contains covenants restricting the employee from engaging in any activities competitive with the business of the Company during the terms of such agreements and for a period of two years after termination. Each of the employment agreements also contain a provision that the benefits provided thereunder continue even if the employee were to become unable to perform services for the Company during its term.

Option/SAR Grants in Last Fiscal Year

          The following table sets forth certain information for the Named Executive Officers as well as the Company's Consultants with respect to the grant of options to purchase Common Stock during the fiscal year ended December 31, 1999.

Name	Shares Underlying Options Granted	% of Options Granted to Employees	Exercise Price	Expiration Date
Keith E. Gleasman	0	0%	0	0
James A. Gleasman	0	0%	0	0
Vernon E. Gleasman	0	0%	0	0
Morton A. Polster	0	0%	0	0
Herbert H. Dobbs	0	0%	0	0
Lee E. Sawyer	0	0%	0	0

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

          The following table sets forth certain information for the Named Executive Officers as well as the Company's Consultants with respect to the exercise of options to purchase Common Stock during the fiscal year ended December 31, 1999 and the number and value of securities underlying unexercised options held by the Named Executive Officers as well as the Company's Consultants as of such date.

Name	Shares Acquired on Exercise	Value Realized	Number of Unexercised Options at December 31, 1999 Exercisable Unexercisable		Value of Unexercised In-the-Money Options at December 31, 1999(l) Exercisable Unexercisable
Keith E. Gleasman James A. Gleasman Vernon E. Gleasman Morton A. Polster Lee E. Sawyer Herbert H. Dobbs	0 0 0 0 0 0	0 0 0 0 0 0	15,000 15,000 15,000 60,000 108,000 60,000	10,000 10,000 10,000 40,000 72,000 40,000	$ 18,750 $ 18,750 $ 18,750 $ 75,000 $135,000 $ 75,000	$12,500 $12,500 $12,500 $50,000 $90,000 $50,000

(1)     Calculated on the basis of the closing price for the Company's common stock on the over-the-counter market (OTCBB) for December 31, 1999 of $6.25 per share, minus the per share exercise price ($5.00) multiplied by the number of shares underlying the option.

1998 Stock Option Plan

          On December 1, 1997, the Company's Board of Directors adopted the Company's 1998 Stock Option Plan pursuant to which officers, directors, key employees and/or consultants of the Company may be granted incentive stock options and/or non-qualified stock options to purchase up to an aggregate of 2,000,000 shares of the Company's Common Stock. On May 27, 1998, the Company shareholders approved the 1998 Stock Option Plan. On December 17, 1998, the Company registered the shares reserved for issuance under the 1998 Stock Option Plan under the Securities Act of 1933.

          With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted (110% of fair market value in the case of shareholders who, at the time the option is granted, own more than 10% of the total outstanding Common Stock), and requires that all such options have an expiration date not later than the date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% shareholders). However, in the event that the option holder ceases to be an employee of the Company, such option holder's incentive options immediately terminate. Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000.

          With respect to non-qualified stock options, the Plan permits the exercise price to be less than the fair market value of the Common Stock on the date the option is granted and permits Board discretion with respect to the establishment of the terms of such options. Unless the Board otherwise determines, in the event that the option holder ceases to be an employee of the Company, such option holder's non-qualified options immediately terminate.

          In connection with their employment agreements, the Company's Board of Directors granted stock options under the 1998 Stock Option Plan to the Company's Named Executive Officers entitling them to purchase an aggregate of 380,000 shares of Common Stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on January 1, 1998 and provide that the right to exercise the option in accordance with its terms shall survive the executive's termination of employment. Each option expires on December 31, 2007. In connection with their consulting agreements, the Board of Directors granted stock options under the 1998 Stock Option Plan to the Company's consultants entitling them to purchase an aggregate of 75,000 shares of Common Stock, all of which provide for an exercise price of $5.00 per share, are exercisable on a cumulative basis at the rate of 20% per year beginning on December 1, 1997 and provide that the right to exercise the option in accordance with its terms shall survive the consultant's termination of services. Each option expires on November 30, 2007.

          No options were granted under the Company's 1998 Stock Option Plan during the fiscal year ending December 31, 1999. No options granted under the Plan were exercised during fiscal year ended December 31, 1999.

Business Consultants Plan

          On June 2, 1999, the Company created a Business Consultants Stock Plan and reserved 200,000 shares of the Company's $.01 par value common stock, which may be issued from time to time to business consultants and advisors who provide bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities of the Company in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities.

          With respect to the actual issuance by the Company of shares for services rendered in accordance with the terms of the Plan, the per share value of such shares is equal to the closing price for the Company's common stock on a date which is one business day immediately prior to the issuance of the shares as quoted in the over-the-counter market (OTCBB).

          The Company registered the 200,000 shares reserved for issuance under the Business Consultants Plan under the Securities Act of 1933, and the Registration Statement became effective on June 11, 1999. By virtue of such registration, business consultants, who are not affiliates of the Company, may immediately sell such shares in open market transactions without securities law restrictions.

          For the fiscal year ending December 31, 1999, the Company issued 45,351 shares of common stock under the Business Consultants Plan.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed, subject to ratification by the Shareholders at the Annual Meeting, the firm of Richard A. Eisner & Company, LLP as independent accountants of the Company for the fiscal year ended December 31, 2000. Richard A. Eisner & Company, LLP has at no time had any direct or indirect financial interest in the Company or any of its subsidiaries, nor any other connection with the Company except that of independent auditors.

     It is anticipated that representatives of Richard A. Eisner & Company, LLP will be present at the annual meeting with the opportunity to make a statement if they desire to do so and will be available to answer appropriate questions.

     During the fiscal year ending December 31,1999, the Company paid Richard A. Eisner & Company, LLP $48,645 for audit services.

     This proposal requires the affirmative vote of a majority of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting.

     Management recommends a vote for the proposal to ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for the fiscal year ending December 31, 2000.

PROPOSAL 3

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
AUTHORIZE 100,000,000 SHARES OF PREFERRED STOCK

General Explanation of the Proposal

     Under the New York Business Corporation Law, a class of stock is "preferred" if it is entitled to a preference in the distribution of dividends or upon the liquidation of the assets of a corporation. At its meeting held on May 19, 2000, the Company's Board of Directors unanimously voted to adopt an amendment to the Company's Certificate of Incorporation to create a new class of stock, consisting of 100,000,000 authorized shares of preferred stock to be issued by the Company's Board of Directors in series ("Preferred Stock Amendment").

     Under the Business Corporation Law, the Shareholders must approve the Preferred Stock Amendment for it to become effective.

     Under the Preferred Stock Amendment, as is permitted by the Business Corporation Law, the Company may issue preferred stock from time to time in one or more "series" and the Board of Directors, without further approval of the Company's Shareholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. More specifically, under the Preferred Stock Amendment, the Board may, from time to time, establish and designate one or more series of preferred stock and fix the variations in the relative rights, preferences and limitations of each series, including without limitation:

o	the number of shares to constitute each series and the distinctive designations thereof;
o

the dividend rate to which such shares shall be entitled and the restrictions, limitations and conditions upon the payment of such dividends; whether dividends shall be cumulative; the date or dates from which dividends (if cumulative) shall accumulate and the dates on which dividends (if declared) shall be payable;

o

whether or not the shares of such series shall be redeemable and, if so, the terms, limitations and restrictions with respect to which such redemption, including without limitation, the manner of selecting shares for redemption if less than all shares are to redeemed, and the amount, if any, in addition to any accrued dividends thereon, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at redemption dates and may be different with respect to shares redeemed through the operation of any purchase, retirement or sinking fund and with respect to shares otherwise redeemed;

o

the amount in addition to any accrued dividends which the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, which amount may vary at different dates and may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary;

o

whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the terms, limitations and restrictions with respect thereto, including without limitation whether such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to and the manner in which such funds shall be applied to the purchase, retirement or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

o	whether or not the shares of such series shall have conversion privileges and, if so, prices or rates of conversion and the method, if any, of adjusting prices or rates of conversion;
o	the voting powers, if any, of such series period;
o	any other relative rights, preferences and limitations that the Board may deem appropriate and/or necessary.

Reasons For Preferred Stock Amendment

     The Board of Directors believes that it is important for the Company to have the ability to issue preferential shares in connection with existing and possible future transactions, such as licensing agreements, joint venture arrangements, strategic alliances, financing, corporate mergers, acquisitions, the possible conversion of existing and/or future debt to equity and other uses not presently determinable but which may be deemed to be feasible and in the best interests of the Company. The purpose of authorizing the Board of Directors to determine the rights and preferences to be given to a given series of preferred stock is to eliminate delays associated with a Shareholder vote on specific issuances. The Company is thus provided with a greater flexibility which would allow it to respond more quickly to strategic opportunities, such as licensing arrangements, acquisitions and mergers by allowing the Company to issue either the Company's $.01 par value common stock or a series of preferred stock as appropriate under the circumstances.

     The Board also believes that the Preferred Stock Amendment will enable the Company to issue preferred stock that is designed to reflect the performance of a particular economic arrangement or business opportunity generated by the commercialization of one or more of its patented properties. If the Board were to issue a series of preferred stock in this manner, the Company's existing common stock would reflect the economic performance of all of the Company's businesses and potential businesses other than the economic performance of an economic arrangement or business to the extent specifically allocated to a given series of preferred stock.

Effect of Preferred Stock Amendment

     It is not possible to determine the actual effect of the Preferred Stock Amendment on the rights of the Shareholders of the Company until the Board of Directors determines the actual rights of the holders of a given series of preferred stock. However, such effects might include the following:

o	limitations on dividends payable to holders of the Company's $.01 par value common stock to the extent that the holders of a given series of preferred stock are granted a dividend preference;
o	dilution of voting power to the extent that the holders of shares of a given series of preferred stock are given voting rights;
o	dilution of the equity interest and voting power if a given series of preferred stock is convertible into common stock;
o

restrictions upon any distribution of assets to the common Shareholders upon liquidation or dissolution of the Company until the satisfaction of any liquidation preference granted to the holders of a given series of preferred stock;

o

depending upon the terms of a given series, the creation of impediments to attempts of third parties to obtain control of the Company by means of a merger, tender offer, proxy contest or other means; and

o	dilution of earnings per share and book value per share of common stock.

Fiduciary Duties of the Board of Directors

     Although the Company is not aware of any legal precedent under New York law involving the fiduciary duties of directors of corporations having two or more classes or series of capital stock, principles of Delaware law established in cases involving differing treatment of two classes of stock or two groups of holders of the same class of capital stock provide that a Board of Directors owes an equal duty to all stockholders regardless of class or series and does have separate or additional duties to either group of stockholders. Under these principles of Delaware law and the related principle known as the "business judgment rule," absent abusive discretion, a good faith business decision by a disinterested and adequately informed Board of Directors or a committee of the Board of Directors with respect to any matter having disparate impacts upon holders of the Company's $.01 par value common stock, and/or the holders of any given series of preferred stock, would be a defense to any challenge to such determination made by or on behalf of the holders of the Company' s common shares or preferred shares. Nevertheless, a New York court, hearing a case involving such a challenge, may decide to apply principles of New York different from the principles of Delaware law discussed above, or may develop new principles of law, in order to decide such a case.

Preemptive Rights

     The Company's Shareholders will not have preemptive rights to subscribe for shares of any series of preferred stock.

Dissenters' Rights

     The Company's Shareholders are not entitled to dissenters' rights of appraisal under New York law or under the Company' s Certificate of Incorporation or under its Bylaws with respect to the Preferred Stock Amendment.

Registration

     The new class of preferred stock is not automatically registered with the Securities and Exchange Commission and unless and until registered, is not publicly tradable. If the Preferred Stock Amendment is approved by the Shareholders, the Company will use its best efforts to register the preferred stock as a class with the Commission so as to permit shares of preferred stock actually issued by the Company to be publicly traded on the over-the-counter market ("OTCBB") or, if the Company qualifies for listing, listed on the automated quotation system maintained by the National Association of Securities Dealers, Inc. ("NASDAQ").

Voting

     At its meeting held on May 19, 2000, the Board of Directors of the Company unanimously voted to recommend to the Shareholders their approval of the Preferred Stock Amendment. In so doing, each member of the Board of Directors stated that he would vote the shares of the Company's common stock he beneficially owns in favor of the Preferred Stock Amendment. In addition, Mr. Vernon E. Gleasman and Mrs. Margaret E. Gleasman have both informed the Board that they will vote the shares they beneficially own in the favor of the Preferred Stock Amendment.

Directors and Affiliated Shareholders	Actual Shares of Common Stock Beneficially Owned	Percent of Class

Herbert H. Dobbs	380,000	1.80%
Keith E. Gleasman	5,441,442	25.69%
Lee E. Sawyer	285,000	1.35%
Morton A. Polster	258,747	1.22%
James A. Gleasman	5,432,642	25.64%
Vernon E. Gleasman	3,744,067	17.70%
Margaret E. Gleasman	1,744,066	8.25%

     Based upon these statements, the Preferred Stock Amendment will be approved even if all of the Company's Shareholders, other than those named above, vote against the Preferred Stock Amendment.

ADDITIONAL INFORMATION

     Additional information concerning the Company and its business can be found at its website www.torvec.com. In addition, the Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and others information can be inspected and copied at the Public Reference facilities of the Commission, at Room 1024, 450 Fifth Street, N.W., Judicial Plaza, Washington, DC 20549, and at the regional office of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference section of the Securities and Exchange Commission, at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. The Commission also maintains a website at http:\\www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission.

VOTING

     Each nominee for director must receive at least a plurality of the shares of common stock of the Company present in person or by Proxy and entitled to vote at the Annual Meeting. Shareholders may vote for all nominees, withhold authority to vote for all nominees or withhold authority to vote for any individual nominee.

     Each Proposal other than the election of directors requires a majority of the total votes cast at the Annual Meeting on the Proposal ( including abstentions ) in person or by Proxy.

Broker Non-Votes and Abstentions

     Broker non-votes will not be treated as votes cast or shares entitled to vote on matters as to which the applicable rules of the National Association of Securities Dealers, Inc. withhold the broker' s authority to vote in the absence of direction from the beneficial owner. Non-broker Shareholders who are present in person or by Proxy and have the legal authority to vote their shares but who abstain from voting for or against a given Proposal will adversely affect the outcome of that Proposal.

Voting of Proxies

     The shares represented by all valid Proxies received will be voted in the manner specified on the Proxies.

      With respect to the election of directors, ANY VALID PROXY RECEIVED WHICH IS EXECUTED BY THE SHAREHOLDER IN SUCH MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ALL NOMINEES OR ANY INDIVIDUAL NOMINEE SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR ALL NOMINEES.

     Where specified choices ( including abstentions) with respect to any given Proposal are not indicated, THE SHARES REPRESENTED BY ALL VALID PROXIES RECEIVED WILL BE VOTED FOR APPROVAL OF THAT PROPOSAL.

     Management recommends that the Shareholders vote "FOR" Proposals 1, 2 and 3.

                                                               By Order of The Board of Directors

                                                              _____________________________
                                                                Morton A. Polster, Secretary

TORVEC, INC., 11 POND VIEW DRIVE, PITTSFORD, NY 14534
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 27, 2000

The undersigned Shareholder of Torvec, Inc. hereby appoints and constitutes Keith E. Gleasman and Morton A. Polster, and either of them, the proxy or proxies of the undersigned with full power of substitution and revocation, for and in the name of the undersigned to attend the special meeting of Shareholders of the Company to be held The Del Monte Lodge, 41 North Main Street, Pittsford-Victor Road, Pittsford, New York 14534, on Thursday, July 27, 2000, at 7:00 P.M., EDT, and any and all adjournments of said meeting, and to vote all shares of stock of Torvec, Inc., registered in the name of the undersigned and entitled to vote at said meeting upon the matters set forth below.

Management Recommends a VOTE FOR Items 1, 2 and 3.

1.      ELECTION OF DIRECTORS:     Election of the directors listed below to serve until the annual meeting of Shareholders in the year 2000 and until their successors are duly elected and qualified.
               FOR ALL NOMINEES LISTED BELOW: (EXCEPT AS MARKED TO THE CONTRARY BELOW):      □
               WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW:       □

                    INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through his name on the list below:
                    Herbert H. Dobbs Keith E. Gleasman Lee E. Sawyer Morton A. Polster James A. Gleasman

2.     APPOINTMENT OF AUDITORS: Ratification of the appointment of Richard A. Eisner & Company, LLP by The Board of Directors as independent auditors for the fiscal year ending December 31, 2000
                         FOR □           AGAINST □                ABSTAIN □

3.     APPROVAL OF AMENDMENT:      Amendment to the Certificate of Incorporation to create a new class of stock, consisting of 100,000,000 authorized shares of preferred stock to be issued by the Board of Directors from time to time in series

                         FOR □          AGAINST □               ABSTAIN □

Torvec, Inc.
Annual Meeting Proxy - July 27, 2000

__________________________________
          Signature

__________________________________
          Signature
Joint owners should each sign. Executors, trustees, guardians, corporate officers, and other representatives should give title

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS